EXHIBIT (99)

FORM 11-K

FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS

AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Mark One)

☒

ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2004

OR

☐

TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from        to

Commission file number 0-14697

A.

Full title of the plan and the address of the plan, if different from that of the issuer named below:

HARLEYSVILLE GROUP INC.

EMPLOYEE STOCK PURCHASE PLAN

B.

Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

Harleysville Group Inc.

355 Maple Avenue

Harleysville, Pennsylvania 19438-2297

HARLEYSVILLE GROUP INC.

EMPLOYEE STOCK PURCHASE PLAN

FORM 11-K

DECEMBER 31, 2004

Financial Statements

Page

Report of Independent Registered Public Accounting Firm	3
Statements of Financial Condition as of December 31, 2004 and 2003	4
Statements of Income and Changes in Plan Equity for each of the
years in the three-year period ended December 31, 2004	5
Notes to Financial Statements	6
Schedules -
Schedules I, II and III have been omitted because they are not required, are not applicable, or the required information is shown in the financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

The Administrative Committee

Harleysville Group Inc.

Employee Stock Purchase Plan:

We have audited the accompanying statements of financial condition of Harleysville Group Inc. Employee Stock Purchase Plan (the Plan) as of December 31, 2004 and 2003, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Harleysville Group Inc. Employee Stock Purchase Plan as of December 31, 2004 and 2003, and the income and changes in its plan equity for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 11, 2005

HARLEYSVILLE GROUP INC.

EMPLOYEE STOCK PURCHASE PLAN

STATEMENTS OF FINANCIAL CONDITION

	As of December 31,
	2004	2003
Assets
Receivable from affiliate	$802,526	$965,443

Plan Equity
Net assets available for plan participants	$802,526	$965,443

See accompanying notes to financial statements.

HARLEYSVILLE GROUP INC.

EMPLOYEE STOCK PURCHASE PLAN

STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY

	Years Ended December 31,
	2004	2003	2002

Contributions - Employees	$1,888,649	$2,101,897	$1,892,602

Purchase and distribution of Harleysville Group Inc. stock to employees	(1,895,079)	(1,891,375)	(1,780,377)

Employee withdrawals and terminations	(156,487)	(164,992)	(80,864)

Net increase (decrease)	(162,917)	45,530	31,361

Plan equity beginning of year	965,443	919,913	888,552

Plan equity end of year	$802,526	$965,443	$919,913

See accompanying notes to financial statements.

HARLEYSVILLE GROUP INC.

EMPLOYEE STOCK PURCHASE PLAN

NOTES TO FINANCIAL STATEMENTS

1.

Summary of Significant Accounting Policies

The accounts of the plan are maintained on the accrual basis. The receivable from affiliate represents the biweekly contributions from employees which are made in the form of regular payroll deductions and are recorded by the plan after each biweekly pay period.

2.

Description of the Plan

All regular full-time employees and regular part-time employees who work at least twenty hours a week are eligible to participate in the plan.

Eligible employees must authorize a payroll deduction equal to no more than 15 percent of their base pay during the enrollment periods to participate in the plan. The enrollment periods are the 1st through 14th day of January and July of each plan year. Once enrolled, an eligible employee will continue to participate in the plan for each succeeding subscription period until the employee terminates participation or ceases to be an eligible employee.

Each subscription period will run from January 15 through July 14 or from July 15 through January 14. At the close of each pay period, the amount to be deducted from each participant’s base pay will be credited to such participant’s plan account. On the last day of each subscription period, the amount credited to each participant’s plan account will be divided by the subscription price for that subscription period and the participant’s account will be credited with the number of the whole and fractional shares which results. Participants may request such shares to be issued in certificate form.

If a participant desires to change the rate of contribution the participant may do so effective for the next subscription period by filing a new subscription agreement during the applicable enrollment period. At any time, a participant may withdraw from the plan and receive cash for the amount deducted from the participant’s base pay during that subscription period by giving written notice to the Company. Separation from employment for any reason including death, disability or retirement shall be treated as an automatic withdrawal from the plan.

At December 31, 2004 there were 599 participants in the plan. Harleysville Group Inc. has borne all costs of administering the plan.

3.

Investment

The contributions credited to the participant’s account are used to purchase shares of Harleysville Group Inc. common stock at a specified subscription price. The subscription price for each share of common stock shall be the lesser of 85 percent of the fair market value of such shares on the last trading day before the first day of the subscription period or 85 percent of the fair market value of such share on the last day of the subscription period. The fair market value of a share shall be the closing price as reported on the NASDAQ National Market System on the applicable date. The total number of shares to be made available under the plan is 1,650,000 shares of common stock of the Company.

HARLEYSVILLE GROUP INC.

EMPLOYEE STOCK PURCHASE PLAN

NOTES TO FINANCIAL STATEMENTS

(Continued)

4.

Tax Status

The plan is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. No income will be realized for federal income tax purposes by a participant upon the purchase of shares under the plan. Tax consequences to the Company and to plan participants upon disposition of shares under the plan vary depending on the length of time held and fair market value at time of disposition.

5.

Plan Termination

The plan will be in effect until the earlier of July 31, 2008 or the date on which plan participants have subscribed for the total number of shares available for purchase under the plan. At December 31, 2004, there are approximately 594,914 shares that remain available for issuance under the plan. During the effective duration of the plan, there will be twenty subscription periods.

6.

Subsequent Events

On January 14, 2005, 53,881 shares of stock were purchased at a subscription price of $15.95 per share on behalf of the plan participants for the subscription period ended January 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the plan) have duly caused this annual report to be signed by the undersigned hereunto duly authorized.

HARLEYSVILLE GROUP INC.

EMPLOYEE STOCK PURCHASE PLAN

Date: March 11, 2005	By:	/s/ BRUCE J. MAGEE
Bruce J. Magee, Member,
Administrative Committee for
Harleysville Group Inc.
Employee Stock Purchase Plan